Exhibit 10.2

Acknowledgment of Debt

We the undersigned, Vantage Health, a public company incorporated in the State of Nevada, USA, under registration number E0183922010-6 (represented herin by Dr. Lisa Lalitha Ramakrishnan in her capacity as duly authorised director) ("the Debtor"), of 11400 Olympic Blvd., Suite 640, Los Angeles, CA 90064, USA, which address we hereby choose as our domicilium citandi et executandi for purposes hereof, do hereby admit that we are indebted to and hold ourselves bound to Athena Capital Limited, ("the creditor") of Oliaji Trade Centre, 1st Floor, Victoria Mahe, Seychelles, which address the creditor chooses as its domicilium citandi et executandi for purposes herof, for the due and proper payment of US$3,500.00 (Three Thousand Fiver Hundred dollars only), arising from monies advanced to us by the Creditor ("the Principal Debt"); and furthermore we declare that we are bound by the conditions set out in the Annexure to this Acknowledgement of Debt, with Annexure we have initialled for purposed of Identification.

Signed in Cape Town This 26th day of June, 2010

As Witness


/s/ Lisa Ramakrishnan
------------------------------------
Lisa Ramakrishnan
Vantage Health - The Debtor


/s/ Jonathan Rosen
------------------------------------
Jonathan Rosen
Athena Capital Limted-The Creditor

ANNEXURE TO ACKNOWLEDGEMENT OF DEBT
(Between Vantage Health and Lisa Ramakrishnan)

1. The Principal Debt shall not bear interest until due date for repayment. In the event that the Debtor fails to pay the full amount of the Principal Debt on the due date for repayment, the Principal Debt outstanding shall bear interest from the due date for repayment at the prime bank overdraft rate as charged and calculated by the Debtor's bankers in USA to its US corporate customers from time to time, compounded monthly in arrear, as certified by any manager of such bank, whose appointment and authority it shall not be necessary to prove.
2. The Principal Debt shall be paid in full on 13 July 2013 ("the due date for repayment") free of deduction, set-off or bank charges.
3. Should any payment due in terms of this Acknowledgement of Debt not be made on due date the Creditor may regard the balance of the Principal Debt as due and payable immediately, and may issue Summons therefor in any competent Court without further notice or demand to Debtor.
4. The Debtor herby expressly renounces the benefits of the non causa debiti, the errore calculi, the revision of accounts and no value recorded, with the full force, meaning and effect whereof the Debtor declares itself to be fully acquainted.
5. The Debtor hereby consents and submits to the jurisdiction of the High Court of South Africa, Cape of Good Hope Provincial Division, in respect of all matters arising out of and disputes in connection with or in relation to Acknowledgement of Debt or any amendment thereof or substitution therefor, subject to the right to sue in any competent Court granted to the Creditor herein.
6. The Principal Debt shall become due and payable immediately if the Debtor be placed under liquidation of judicial management of be wound up, whether provisionally or finally and whether voluntarily of compulsorily or if the Debtor commits any act which constitutes and act of insolvency of if the Debtor compromises or attempts to compromise with any of its creditors or if any judgment be granted against the Debtor, which judgment remains unsatisfied (and no appeal against such judgement of application for its rescission is lodged), at the expiry of 30 (thirty) days from the date of granting thereof, or should any such appeal or application for rescission not be duly prosecuted or fail.
7. Should the Creditor incur costs in the collection of the Principal Debt, the Debtor shall pay such costs on the attorney-and-client scale as well as collection costs calculated at 10.00 % (Ten Percent) of each and every pament made in reduction of the Principal Debt, interest and costs.
8. The Creditor shall be entitled to cede or pledge its interests herein or to trade therewith at its own discretion without the consent of the Debtor. It may also in rem suam discharge or release any security partly or in full without the consent of the Debtor or consent of any alteration, release, relaxation, or postponement of the terms hereof and such action shall not be binding on the Creditor in any way whatsoever unless it has indicated in writing that such action shall be binding.
9. The Creditor may allocate any payment to capital, interest, costs or any other item as it deems fit despite any allocation made or deemed to be made by the Debtor.
10. Any certificate issued under the signature of the Creditor or its duly authorized agent that purports to certify the amount due hereunder shall be accepted as prima facie proof of such indebtedness and shall have sufficient probative value to enable the Creditor to obtain summary judgment or provisional sentence against the Debtor in any competent Court for the amount stated in such certificate, and the Debtor accepts the onus of disproving the amount so stated as not being the amount owing.
11. The Debtor shall not be entitled for any reason whatsoever to withhold or defer any payment stipulated in this Acknowledgement of Debt.
12. The Creditor acknowledges that it shall hold no security for the due and proper payment of all liabilities incurred in this Acknowledgement of Debt.
13. The Debtor shall be at liberty to pay any portion of the Principal Debt before the due date thereof without derogating from any right it may have in terms hereof.
14. Any indulgence of time which may be given to the Debtor with regards to the performance of any obligation in terms of this Acknowledgment of Debt shall not in any way, prejudice the Creditor, nor shall it be regarded as a waiver by the Creditor of any of its rights in terms hereof.
15. No variation or amendment of this Acknowledgement of Debt shall be of any force or effect unless reduced to writing and signed by both the Creditor and the Debtor.
16. The Debtor shall pay the costs of and in connection with the negotiation and preparation of this Acknowledgement of Debt as well as any other costs charges necessary to give effect to this Acknowledgement of Debt.